UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2014

Lehigh Gas Partners LP

(Exact name of registrant specified in its charter)

Delaware	001-35711	45-4165414
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 West Hamilton Street, Suite 203

Allentown, PA 18101

(Address of principal executive offices, zip code)

(610) 625-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Third Amended and Restated Credit Agreement

On March 4, 2014, the Partnership entered into a Third Amended and Restated Credit Agreement, by and among the Partnership, as borrower, certain domestic subsidiaries of the Partnership from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), and RBS Citizens, N.A., KeyBank National Association and Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunners, Wells Fargo Bank National Association, as co-syndication agent and KeyBank National Association, as co-syndication agent, Bank of America, N.A., as documentation agent, Manufacturers and Traders Trust Company, as co-documentation agent, Royal Bank of Canada, as co-documentation agent and Santander Bank, N.A., as co-documentation agent and Citizens Bank of Pennsylvania, as administrative agent for the Lenders thereunder (the “New Credit Agreement”).

The New Credit Agreement is a $450 million senior secured revolving credit facility, expiring March 4, 2019. The facility can be increased from time to time upon the Partnership’s written request, subject to certain conditions, up to an additional $100 million. The aggregate amount of the outstanding loans and letters of credit under the New Credit Agreement cannot exceed the combined revolving commitments then in effect. Certain of the Partnership’s subsidiaries are guarantors of all of the obligations under the New Credit Agreement. All obligations under the New Credit Agreement are secured by substantially all of the Partnership’s assets and substantially all of the assets of the Partnership’s subsidiaries.

Borrowings under the credit facility will bear interest, at the Partnership’s option, at (1) a rate equal to the London Interbank Offered Rate (“LIBOR”), for interest periods of one week or one, two, three or six months, plus a margin of 2.00% to 3.25% per annum, depending on the Partnership’s Total Leverage Ratio (as defined in the New Credit Agreement) or (2) (a) a base rate equal to the greatest of, (i) the federal funds rate, plus 0.5%, (ii) LIBOR for one month interest periods, plus 1.00% per annum or (iii) the rate of interest established by Agent, from time to time, as its prime rate, plus (b) a margin of 1.00% to 2.25% per annum depending on the Partnership’s Total Leverage Ratio. In addition, the Partnership will incur a commitment fee based on the unused portion of the credit facility at a rate of 0.35% to 0.50% per annum depending on the Partnership’s Total Leverage Ratio.

The Partnership also has the right to a swingline loan under the New Credit Agreement in an amount up to $10.0 million. Swingline loans will bear interest at the applicable base rate, plus a margin of 1.00% to 2.25% depending on the Partnership’s Combined Leverage Ratio.

Standby letters of credit are permissible under the New Credit Agreement up to an aggregate amount of $45.0 million. Standby letters of credit will be subject to a 0.125% fronting fee and other customary administrative charges. Standby letters of credit will accrue a fee at a rate of 2.00% to 3.25% per annum, depending on the Partnership’s Combined Leverage Ratio.

The New Credit Agreement also contains certain financial covenants. The Partnership is required to maintain a Total Leverage Ratio (as defined in the New Credit Agreement) for the most recently completed four fiscal quarters of not greater than 4.50 to 1.00. Such threshold is increased to 5.00 to 1.00 for the two full quarters proceeding the closing of a Material Acquisition (as defined in the New Credit Agreement) or upon the issuance of Qualified Senior Notes (as defined in the New Credit Agreement). Upon the issuance of Qualified Senior Notes, the Partnership is also required to maintain a Senior Leverage Ratio (as defined in the Credit Agreement) for the most recently completed four fiscal quarters on a pro forma basis of not greater than 3.50 to 1.00. The Partnership is also required to maintain a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) on a pro forma basis of at least 2.75 to 1.00

The New Credit Agreement prohibits the Partnership from making distributions to its unitholders if any potential default or event of default occurs or would result from the distribution, or the Partnership is not in compliance with its financial covenants. In addition, the New Credit Agreement contains various covenants that may limit, among other things, the Partnership’s ability to:

•	grant liens;

•	create, incur, assume or suffer to exist other indebtedness;

•	materially alter the character of the Partnership’s business in any material respect, including certain mergers, liquidations and dissolutions; and

•	make certain investments, acquisitions or dispositions.

If an event of default exists under the New Credit Agreement, the lenders will be able to accelerate the maturity of the New Credit Agreement and exercise other rights and remedies. Events of default include, among others, the following:

•	failure to pay any principal under the New Credit Agreement when due or any interest, fees or other amounts under the New Credit Agreement when due;

•	failure of any representation or warranty to be true and correct in any material respect;

•	failure to perform or otherwise comply with the covenants in the New Credit Agreement or in other loan documents without a waiver or amendment;

•	any default in the performance of any obligation or condition beyond the applicable grace period relating to any other indebtedness of more than $7.5 million;

•	a judgment default for monetary judgments exceeding $20.0 million;

•	bankruptcy or insolvency event involving the Partnership or any of its subsidiaries;

•	an Employee Retirement Income Security Act of 1974 (ERISA) violation;

•	a Change of Control (as defined in the New Credit Agreement) without a waiver or amendment; and

•	failure of the lenders for any reason to have a perfected first priority security interest in the security pledged by the Partnership or any of its subsidiaries or any of the security becomes unenforceable or invalid.

The foregoing description of the New Credit Agreement is qualified in its entirety by the full text of the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01 (the “Agreement”). The representations and warranties of the Credit Parties in the Agreement are, in many respects, qualified by materiality and limited to the knowledge of the entity making the representation and warranty, but their accuracy forms the basis of one of the conditions to the obligations of the parties to complete the transaction. Please note, however, that these representations and warranties were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this report. Accordingly, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information that we have disclosed in other filings with the SEC.

Item 2.02. Results of Operations and Financial Condition

On March 6, 2014, the Partnership issued a press release announcing the results of operations for the Partnership and its Predecessor for the quarter and year ended December 31, 2013. The press release, attached hereto as Exhibit 99.1 and incorporated by reference herein, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the New Credit Agreement provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On March 4, 2014, the Partnership issued a press release announcing the entry into the New Credit Agreement as described above in Item 1.01. The press release, attached hereto as Exhibit 99.2 and incorporated by reference herein, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

The following exhibits have been filed or furnished with this report:

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated March 4, 2014, by and among the Partnership, as borrower, certain domestic subsidiaries of the Partnership from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), and RBS Citizens, N.A.,KeyBank National Association and Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunners, Wells Fargo Bank National Association, as co-syndication agent and KeyBank National Association, as co-syndication agent, Bank of America, N.A., as documentation agent, Manufacturers And Traders Trust Company, as co-documentation agent, Royal Bank of Canada, as co-documentation agent and Santander Bank, N.A., as co-documentation agent and Citizens Bank of Pennsylvania, as administrative agent for the Lenders thereunder

99.1	Press Release dated March 6, 2014, regarding the Partnership’s Earnings

99.2	Press Release dated March 4, 2014, regarding the Partnership’s New Credit Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lehigh Gas Partners LP

	By:	Lehigh Gas GP LLC
its general partner

Dated: March 6, 2014	By:	/s/ Mark L. Miller
		Name:	Mark L. Miller
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

*10.1	Third Amended and Restated Credit Agreement, dated March 4, 2014, by and among the Partnership, as borrower, certain domestic subsidiaries of the Partnership from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), and RBS Citizens, N.A.,KeyBank National Association and Wells Fargo Securities, LLC, as Joint Lead Arranger and Joint Bookrunners, Wells Fargo Bank National Association, as co-syndication agent and Keybank National Association, as co-syndication agent, Bank of America, N.A., as documentation agent, Manufacturers and Traders Trust Company, as co-documentation agent, Royal Bank of Canada, as co-documentation agent and Santander Bank, N.A., as co-documentation agent and Citizens Bank of Pennsylvania, as administrative agent for the Lenders thereunder

99.1	Press release dated March 6, 2014, regarding the Partnership’s Earnings

99.2	Press release dated March 4, 2014, regarding the Partnership’s New Credit Facility.

*	The exhibits and schedules to the Third Amended and Restated Credit Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. LGP will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request. Descriptions of such exhibits and schedules are on page v of the Third Amended and Restated Credit Agreement.